EXHIBIT 4.1

PG&E ENERGY RECOVERY FUNDING LLC,

Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

Trustee

FORM OF INDENTURE

Dated as of                  , 200[5]

Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture, dated as of                            , 2004.

Trust Indenture Act Section		Indenture Section(s)

Section 310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	Not Applicable
	(b)	6.11
Section 311	(a)	6.12
	(b)	6.12
	(c)	Not Applicable
Section 312	(a)	7.01, 7.02
	(b)	7.02(a)
	(c)	7.02(b)
Section 313	(a)	7.04
	(b)	7.04
	(c)	7.04
	(d)	7.04
Section 314	(a)	7.03(a)(i), 7.03(a)(ii), 7.03(a)(iii), 3.09
	(b)	3.06
	(c)(1)	11.01
	(c)(2)	11.01
	(c)(3)	Not Applicable
	(d)(1)	2.11, 11.01(b)
	(d)(2)	Not Applicable
	(d)(3)	Not Applicable
	(e)	11.01
Section 315	(a)	6.01(b)
	(b)	6.05
	(c)	6.01(a)
	(d)(1)	6.01(c)
	(e)	5.13
Section 316	(a)	5.11
	(a)(1)(A)	5.11
	(a)(1)(B)	5.11
	(a)(2)	1.01
	(b)	5.07
Section 317	(a)	5.03(f)
	(b)
Section 318	(a)	11.06
	(e)	11.06

i

INDENTURE dated as of                    , 200[5], between PG&E ENERGY RECOVERY FUNDING LLC, a Delaware limited liability company, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a New York banking corporation, as trustee.

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of Bonds issuable hereunder to be of substantially the tenor set forth herein.

The Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the Recovery Property and the other Collateral.

All things necessary to (a) make the Bonds, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the purchase of the Bonds by the Holders and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has hereby executed and delivered this Indenture, and

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee all of the Issuer’s right, title and interest, whether now owned or hereafter acquired or arising, in, to, and under the following property:  (a) the Recovery Property, (b) the Sale Agreement, (c) the Servicing Agreement to the extent it relates to the Recovery Property, (d) the Collection Account, the General Subaccount, the Capital Subaccount, the Overcollateralization Subaccount, the Reserve Subaccount, [the Swap Subaccount] and all other subaccounts in the Collection Account, and all money, instruments, investment property and other property on deposit therein or credited thereto from time to time, [(e) the Swap Agreement executed in connection with the issuance of the Class A-     Bonds;] (f) all rights to compel the Servicer to file for and obtain true-up adjustments to the DRC Charge in accordance with the Statute and the Financing Order, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and all payments on or under the foregoing, and (h) all proceeds of the foregoing (collectively, the “Collateral”).  The following do not constitute Collateral: (i) all property contributed to the Issuer by the Seller that is not held in the Capital Subaccount, (ii) net investment earnings that have been released to the Issuer pursuant to Section 8.02(d)(xiii), and (iii) subject to Section 8.04, amounts held by the Issuer on the Closing Date for payment of costs of issuance with respect to the Bonds (collectively, the “Excluded Property”).

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Bonds equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, and to secure compliance with the provisions of this Indenture with respect to the Bonds, all as provided in this Indenture[; provided, however, that the Swap Agreement and the Swap Subaccount shall secure only the payment of amounts due on the Class A-     Bonds].  This Indenture constitutes a security agreement within the meaning of the Statute and under the CUCC to the extent that the provisions of the CUCC are applicable hereto.

The Trustee, as trustee on behalf of the Holders of the Bonds, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties herein required.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Bonds are to be issued, countersigned and delivered and that all of the Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of the Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                 Definitions.  (a)  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

“Act” has the meaning specified in Section 11.03(a).

“Actual DRC Collections” means, with respect to any Collection Period, DRC Collections actually received with respect to such Collection Period.

“Administrative Services Agreement” means the agreement between the Issuer and the Administrator providing for the Administrator to provide administrative services to the Issuer.

“Administrator” means Pacific Gas and Electric Company, or any successor Administrator under the Administrative Services Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Officer” means, with respect to the Issuer, any officer of the Issuer who is authorized to act for the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).  For purposes of

Section 3.09 only, an Authorized Officer shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.

“Basic Documents” means this Indenture, the Sale Agreement, the Servicing Agreement, [and the Swap Agreement].

“Bond Interest Rate” means, with respect to any Class, the rate at which interest accrues on the Bonds of such Class, as specified in Section 2.02(c).

“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 2.05.

“Bonds” means the bonds issued under this Indenture, as provided in Section 2.02.

“Book-Entry Form” means, with respect to any Bond, that security entitlements to such Bond shall be held through a Clearing Agency as described in Section 2.12.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in San Francisco, California, New York, New York, the city in which the Corporate Trust Office of the Trustee is located, or the city in which the Clearing Agency is located is authorized or obligated by law, regulation or executive order to remain closed.

“Capital Subaccount” has the meaning set forth in Section 8.02(a).

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Class” means any one of the classes of Bonds.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means                            , 200[5].

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of this Indenture.

“Collection Account” has the meaning specified in Section 8.02(a).

“Collection Period” means each calendar month immediately preceding the respective Monthly Remittance Date.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 60 Wall Street, 26th Floor, New York, NY 10005, Attention:  Structured Finance Services, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Bondholders and the Issuer).

“Covenant Defeasance Option” has the meaning specified in Section 4.01(b).

“CUCC” means the California Commercial Code, as amended from time to time.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Bonds” means Bonds issued in definitive form in accordance with Section 2.13 of the Indenture.

“DRC Charge” means the charges for fixed recovery amounts authorized to be billed to Consumers in respect of Recovery Property pursuant to the Financing Order and the Issuance Advice Letter, as calculated pursuant to the Issuance Advice Letter and each true-up mechanism advice letter filed with the CPUC pursuant to the Financing Order.

“DRC Collections” means DRC Payments that are remitted by the Servicer to the Collection Account.

“DRC Payments” means the payments made by Consumers, or ESPs on behalf of Consumers, based on the DRC Charge.

“DTC” means The Depository Trust Company.

“DTC Letter” means the Blanket Issuer Letter of Representation executed by the Issuer on                    200[5], or any other agreement with any successor Clearing Agency with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Bonds in Book-Entry Form, and in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means (a) the corporate trust department of the Trustee; provided, that an account with the Trustee will only be an Eligible Deposit Account if it is a segregated trust account, or (b) a depository institution organized under the laws of the United States of America or any State or any domestic branch of a foreign bank, (i) that has either (A) a long-term unsecured debt rating of “AAA” by Standard & Poor’s, “Aaa” by Moody’s and “AAA” by Fitch, or (B) a certificate of deposit rating of “A-1+” by Standard & Poor’s, “P-1” by Moody’s and if rated by Fitch, “F-1+”, or any other long-term, short-term or certificate of deposit rating acceptable to the applicable Rating Agencies and (ii) whose deposits are insured by the FDIC.  If so qualified under clause (b) above, the Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” mean instruments or investment property which evidence:

(a)                                  direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)                                 demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any State, or any domestic branch of a foreign bank, and subject to the supervision and examination by federal or State banking or depository institution authorities, so long as at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than that depository institution or trust company, shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(c)                                  commercial paper or other short-term obligations of any corporation (other than the Seller) organized under the laws of the United States of America or any State having a rating, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies in the highest short-term or long-term investment category granted thereby;

(d)                                 investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

(e)                                  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause (b) of the definition of Eligible Institutions;

(f)                                    repurchase obligations with respect to any security or whole loan entered into with: (A) a depository institution or trust company, acting as principal, described in clause (b) of the definition of Eligible Institution, except that the rating referred to in the proviso in clause (b) of the definition of Eligible Institution above shall be A-1+ or higher in the case of Standard & Poor’s, (B) a broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated P-1 by Moody’s, F-1+ by Fitch, if rated by Fitch, and at least A-1+ by Standard & Poor’s at the time of entering into this repurchase obligation, or (C) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short term debt obligations of which are rated P-1 by Moody’s, F-1+ by Fitch, if rated by Fitch, and at least A-1+ by Standard & Poor’s at the time of purchase; and

(g)                                 any other investment permitted by each of the Rating Agencies;

provided, that unless otherwise permitted by the applicable Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or in the definition of “Eligible Institution,” the related investments at such institution shall be reinvested in other Eligible Investments within ten (10) days; and, provided further, that no obligation of, or security issued by, the Seller shall constitute an Eligible Investment.

“Estimated DRC Collections” means the amount of DRC Payments the Servicer is required to remit to the Collection Account on or before the twentieth (20th) day of each calendar month (or, if such twentieth (20th) day is not a Business Day, the Business Day immediately following such twentieth (20th) day) pursuant to Section 6(e) of Annex I to the Servicing Agreement.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning set forth in the Granting Clause.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“Final Legal Maturity Date” means, with respect to any Class of Bonds, the Final Legal Maturity Date therefor, as specified herein.

“Fitch” means Fitch, Inc. or its successor.

“General Subaccount” has the meaning set forth in Section 8.02(a).

“Global Bond” means a Bond issued in Book-Entry Form and registered in the name of the Clearing Agency or its nominee in accordance with Section 2.12.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture.  A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of such item of Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Bondholder” means the Person in whose name a Bond is registered on the Bond Register.

“Indemnity Amount” means any amounts payable by the Issuer pursuant to Section 6.07(b).

“Indenture” or “this Indenture” means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Bonds established hereunder.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Payment Date” has the meaning set forth in Section 2.02(e).

“Issuance Advice Letter” means the Advice Letter filed by the Servicer with the CPUC on               , 200[5] in connection with and immediately prior to the issuance of the Bonds, which Advice Letter became effective upon the date of filing thereof with the CPUC.

“Issuance Date” means the Closing Date.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Bonds.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

“Legal Defeasance Option” has the meaning specified in Section 4.01(b).

“Minimum Denomination” means, with respect to any Bond, $1,000 and any integral multiple thereof.

“Monthly Remittance Date” means the twentieth (20th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

“Moody’s” means Moody’s Investors Service Inc. or its successor.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Trustee.  Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

“Operating Expenses” means all fees, costs and expenses of the Issuer, including all amounts owed by the Issuer to the Trustee, any of its directors, the Servicing Fee in respect of the Recovery Property, the Quarterly Administration Fee, any fees, costs and expenses payable or reimbursable by the Issuer to the Administrator under the Administrative Services Agreement and legal and accounting fees, costs and expenses of the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer or any Affiliate thereof and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as trustee, shall comply with any applicable requirements of Section 11.01, and shall be in form and substance reasonably satisfactory to the Trustee.

“Optional Redemption Price” has the meaning specified in Section 10.01.

“Other Issuer Assets” has the meaning specified in Section 3.18.

“Outstanding” means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

(i)                                     Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

(ii)                                  Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Bonds (provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, made); and

(iii)                               Bonds in exchange for or in lieu of other Bonds which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Bonds are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount of the Bonds or any Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Trustee actually knows to be so owned shall be so disregarded.  Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Bonds or, if the context requires, all Bonds of a Class, Outstanding at the date of determination.

“Overcollateralization Subaccount” has the meaning specified in Section 8.02(a).

“Paying Agent” means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 and is authorized by the Issuer to make payment of principal of or premium, if any, or interest on the Bonds on behalf of the Issuer.

“Payment Date” means, with respect to any Class, the [March 25], [June 25], [September 25] [and December 26] of each year or, if any such date is not a Business Day, the next succeeding Business Day.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

“Predecessor Bond” means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

“Pro Rata Basis” has the meaning set forth in Section 8.02(d).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase in Lieu of Redemption Date” means the date on which Bonds are purchased in lieu of redemption by the Issuer or its designee, in accordance with Section 10.04 hereof, which shall be the date on which such Bonds were to have been otherwise redeemed in accordance with the provisions of Section 10.04 of this Indenture.

“Quarterly Administration Fee” shall mean $25,000 per calendar quarter.

“Quarterly Interest” means, with respect to any Payment Date and any Class of Bonds, the accrued interest at the applicable Bond Interest Rate on the Outstanding Amount of such Class of Bonds (as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to Holders of the related Class of Bonds on such preceding Payment Date) during the period from and including the prior Payment Date (or in the case of the Initial Payment Date, the Issuance Date) through but excluding such Payment Date.

“Quarterly Principal” means, with respect to any Payment Date and any Class of Bonds, the excess, if any, of the Outstanding Amount of such Class of Bonds over the outstanding Principal Balance specified for such Payment Date on the applicable Expected Amortization Schedule.

“Rating Agency” means Moody’s, Standard & Poor’s and Fitch to the extent each such Rating Agency maintains a rating on the Bonds at the request of the Issuer.  If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten (10) days prior notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds.

“Record Date” means, with respect to a Payment Date or Redemption Date, the Business Day preceding that Payment Date or Redemption Date, or if the Bonds are in definitive form, the last day of the calendar month preceding the calendar month in which such Payment Date or Redemption Date occurs.

“Recovery Property” has the meaning set forth in Section 1.01 of the Sale Agreement.

“Redemption Date” means the date specified by the Issuer for the redemption of the Bonds pursuant to Section 10.01.

“Required Capital Level” means, as of any Payment Date, $                           .

“Required Overcollateralization Level” means, as of any Payment Date, the amount required to be on deposit in the Overcollateralization Subaccount as specified in Schedule B hereto.

“Reserve Subaccount” has the meaning specified in Section 8.02(a).

“Responsible Officer” means any officer within the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee or the Bond Registrar, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Sale Agreement” means the Recovery Property Purchase and Sale Agreement dated as of                 , 200[5], between the Issuer and the Seller, as the same may be amended, supplemented or otherwise modified from time to time.

“Scheduled Maturity Date” means, with respect to any Class of Bonds, the Scheduled Maturity Date therefor, as specified herein.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicing Agreement” means the Recovery Property Servicing Agreement dated as of                   , 200[5], between the Issuer and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

“Special Payment Date” has the meaning set forth in Section 2.08(c).

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor.

“State” means any one of the states of the United States of America or the District of Columbia.

“State Pledge” has the meaning specified in Section 5.01(vii).

“Statute” means Chapter 46, California Statutes of 2004, codified at Public Utilities Code Section 848 et seq., as further amended from time to time.

“Successor Servicer” has the meaning specified in Section 3.07(e).

[“Swap Agreement” means                                      entered into between the Issuer or the Trustee and the Swap Provider.]

[“Swap Provider” means                                     .]

[“Swap Subaccount” has the meaning specified in Section 8.02(a).]

“Tariff” means the rate tariff filed with the CPUC pursuant to the Statute to establish the DRC Charge.

“Trustee” means Deutsche Bank National Trust Company, a New York banking corporation, as Trustee under this Indenture, or any successor Trustee under this Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

(b)                                 Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Servicing Agreement as in effect on the Closing Date for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

Term	Section of Servicing Agreement
Advice Letter	Section 1.01
Consumers	Section 1.01
CPUC	Section 1.01
CPUC Regulations	Section 1.01
ESPs	Section 1.01
Expected Amortization Schedule	Section 1.01
Financing Order	Section 1.01
Principal Balance	Section 1.01
PU Code	Section 1.01
Seller	Section 1.01
Servicer	Section 1.01
Servicer Default	Section 1.01
Servicing Fee	Section 1.01

SECTION 1.02.                 Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Bonds.

“indenture security holder” means a Bondholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03.                 Rules of Construction.  Unless the context otherwise requires:

(i)                                     terms used herein that are defined in the Statute or the CUCC and not otherwise defined herein shall have the meanings set forth in the Statute or the CUCC, as applicable;

(ii)                                  as used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect from time to time in the United States.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control;

(iii)                               “or” is not exclusive;

(iv)                              “including” means including without limitation;

(v)                                 words in the singular include the plural and words in the plural include the singular;

(vi)                              reference to any gender shall include all other genders; and

(vii)                           the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE BONDS

SECTION 2.01.                 Form.  The Bonds and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.  Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond.

The Bonds shall be word-processed, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

Each Bond shall be dated the date of its authentication.  The terms of the Bonds set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.02.                 Designation; Denominations; Initial Principal Amount, Bond Interest Rate; Scheduled Maturity Date; Final Legal Maturity Date; Etc.

(a)                                  Designation.  The Bonds shall be issued in one or more Classes as set forth in Section 2.02(c) and shall be designated “PG&E Energy Recovery Funding LLC Energy Recovery Bonds, Series 200[5]-1” and further denominated as Classes A-1 through A-    .  All Bonds of the same Class shall be identical in all respects except for the denominations thereof.  All Bonds of the same Class shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

(b)                                 Denominations.  Except as provided in Section 2.14, the Bonds shall be issuable as registered Bonds in Book-Entry Form in the Minimum Denomination, except that one Bond of each Class may be in a smaller denomination.

(c)                                  Initial Principal Amount, Bond Interest Rates, Scheduled Maturity Dates, Final Legal Maturity Dates.  The Bonds of each Class shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Legal Maturity Dates as set forth below:

Class	Initial Principal Amount	Bond Interest Rate	Scheduled Maturity Date	Final Legal Maturity Date
A-1
A-2
A-3
A-4

The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

[Note:  If the Bonds of all or any Classes are to be floating rate bonds, appropriate adjustments will be made to the Indenture, including day count calculation.]

(d)                                 Payment Dates.  Principal of, and interest on, the Bonds shall be payable on each Payment Date, commencing on the Payment Date in               , 200[5] (the “Initial Payment Date”) and continuing until the earlier of repayment of each Class in full and the applicable Final Legal Maturity Date for such Class.

(e)                                  Expected Amortization Schedule for Principal.  Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(d)(viii) of this Indenture as principal, in the following order and priority: (1) to the holders of the Class A-1 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (2) to the holders of the Class A-2 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (3) to the holders of the Class A-3 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; and (4) to the holders of the Class A-4 Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 2.02(f) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date, except in the case of an acceleration of the Bonds following an Event of Default.

(f)                                    Quarterly Interest.  Quarterly Interest will be payable on each Class of the Bonds on each Payment Date.  To the extent not paid on any Payment Date, and only if the Bonds are not declared to be immediately due and payable as provided in Section 5.02, Quarterly Interest will be paid when the Issuer has sufficient amounts therefor in accordance with Section 8.02(d).

(g)                                 Required Overcollateralization Level.  The Required Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

SECTION 2.03.                 Execution, Authentication and Delivery.  The Bonds shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

Bonds bearing the manual or facsimile signature of individuals who were at the time of execution Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee pursuant to an Issuer Order for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

Each Bond shall be dated the date of its authentication.

No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

SECTION 2.04.                 Temporary Bonds.  Pending the preparation of Definitive Bonds pursuant to Section 2.14, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Bonds that are printed, lithographed, word-processed or otherwise produced, of the tenor of the Definitive Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the Authorized Officer executing such Bonds may determine, as evidenced by the execution of such Bonds.

After the preparation of Definitive Bonds, the temporary Bonds shall be exchangeable for Definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Bonds.  Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds.

SECTION 2.05.                 Registration; Registration of Transfer and Exchange.  The Issuer shall cause to be kept a register (the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds.  The Trustee shall be “Bond Registrar” for the purpose of registering Bonds and transfers of Bonds as herein provided.  Upon any resignation of any Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Bond Registrar.

If a Person other than the Trustee is appointed by the Issuer as Bond Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Bond Registrar and of the location, and any change in the location, of the Bond Register, and the Trustee shall have the right to inspect the Bond Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Bonds and the principal amounts and number of such Bonds.

Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and the Bondholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Bonds in any Minimum Denominations, to the extent applicable, of a like Class and aggregate principal amount.

At the option of the Holder, Bonds may be exchanged for other Bonds in any Minimum Denominations, to the extent applicable, of a like Class and aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency.  Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and the Bondholder shall obtain from the Trustee, the Bonds which the Bondholder making the exchange is entitled to receive.

All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee or authorized by the regulations of the SEC, and (b) such other documents as the Trustee may reasonably require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.04 or 9.06 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Bond Registrar need not register transfers or exchanges of Bonds selected for redemption or of any Bond for a period of fifteen (15) days preceding the due date for any payment with respect to the Bond.

SECTION 2.06.                 Mutilated, Destroyed, Lost or Stolen Bonds.  If (i) any mutilated Bond is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) in case of destruction, loss, or theft, there is delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and, upon its request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Class, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Redemption Date, without surrender thereof.  If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

Upon the issuance of any replacement Bond under this Section, the Issuer may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 2.07.                 Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 2.08.                 Payment of Principal, Premium, if any, and Interest; Principal, Premium, if any, and Interest Rights Preserved.  (a)   Any installment of interest, principal or premium, if any, payable on any Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Bond Register on such Record Date, except that (i) upon application to the Trustee by any Holder owning Bonds of any Class in the principal amount of $10,000,000 or more not later than the applicable Record Date, payment will be made by wire transfer to an account maintained by such Holder in New York, New York and (ii) with respect to Bonds registered on the Record Date in the name of DTC or another Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by DTC or such other Clearing Agency, as applicable, and except for the final installment of principal and premium, if any, payable with respect to such Bond on a Payment Date which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03 hereof.

(b)                                 The principal of each Bond of each Class shall be paid, to the extent funds are available therefor in the Collection Account, as specified in Sections 2.02(e) and 8.03 on each Payment Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Section 5.02.  All payments of principal and premium, if any, on the Bonds of each Class shall be made pro rata to the Bondholders entitled thereto.  The Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Bond will be paid.  Such notice shall be mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment and the date and amount of such payment.  Notices in connection with redemptions of Bonds shall be mailed to Bondholders as provided in Section 10.02.

(c)                                  If the Issuer defaults in a payment of interest on the Bonds when due, the Issuer shall pay such defaulted interest to the Persons who are Bondholders on a special record date, which date shall be at least fifteen (15) Business Days prior to the payment date established for the payment of such defaulted interest (the “Special Payment Date”).  The Issuer shall fix or cause to be fixed any such special record date and Special Payment Date, and, at least ten (10)

days before any such special record date, the Issuer shall mail to each affected Bondholder a notice that states the special record date, the Special Payment Date and the amount of defaulted interest to be paid.

SECTION 2.09.                 Cancellation.  All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee.  Subject to Section 10.07, the Issuer may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee.  No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Bonds may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.10.                 Amount Issuable.  The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is $                         .

SECTION 2.11.                 Release of Collateral.  Subject to Section 11.01, the Trustee shall release Collateral from the lien of this Indenture only as specified in Section 8.02(d) or upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

SECTION 2.12.                 Global Bonds.  The Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order, authenticate and deliver one or more Global Bonds, evidencing the Bonds which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such Bonds to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for DTC, the initial Clearing Agency, (iii) shall be held by the Trustee as custodian for such Clearing Agency pursuant to such Clearing Agency’s or such nominee’s instructions, and (iv) shall bear a legend substantially to the effect set forth in Exhibit A.

Each Clearing Agency designated pursuant to this Section 2.12 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of any Bonds issued in Book-Entry Form shall receive a Definitive Bond representing such Holder’s interest in any such Bonds, except as provided in Section 2.14.  Unless (and until) fully registered Definitive Bonds have been issued to the Holders pursuant to Section 2.14:

(a)                                  the provisions of this Section 2.12 shall be in full force and effect;

(b)                                 the Issuer, the Servicer, the Paying Agent, the Bond Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Bonds) as the Holders;

(c)                                  to the extent that the provisions of this Section 2.12 conflict with any other provisions of this Indenture, the provisions of this Section 2.12 shall control; and

(d)                                 the rights of owners of security entitlements to Bonds shall be exercised only through the Clearing Agency and the Clearing Agency participants and shall be limited to those established by law and agreements between such owners and the Clearing Agency and/or the Clearing Agency participants.  Unless and until Definitive Bonds are issued pursuant to Section 2.14, the initial Clearing Agency will make book-entry transfers among the Clearing Agency participants and receive and transmit distributions of principal and interest on the Global Bonds to such Clearing Agency participants.

SECTION 2.13.                 Notices to Clearing Agency.  Unless and until Definitive Bonds shall have been issued pursuant to Section 2.14, whenever notice, payment, or other communication to the owners of security entitlements to Bonds is required under this Indenture, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given to owners of security entitlements to Bonds to the Clearing Agency.

SECTION 2.14.                 Definitive Bonds.

If (i) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (ii) after the occurrence of an Event of Default hereunder, owners of security entitlements to Bonds aggregating not less than a majority of the aggregate Outstanding Amount of Bonds advise the Trustee, the Issuer and the Clearing Agency (through the Clearing Agency participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the owners of security entitlements to such Bonds, the Issuer shall notify the Clearing Agency, the Trustee and all such owners in writing of the occurrence of any such event and of the availability of Definitive Bonds.  Upon surrender to the Trustee of the Global Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for re-registration, the Issuer shall execute, and the Trustee shall authenticate and deliver, Definitive Bonds.  None of the Issuer, the Bond Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.  Upon the issuance of Definitive Bonds the Trustee shall recognize the Holders of the Definitive Bonds as Holders hereunder.

Definitive Bonds will be transferable and exchangeable at the offices of the Bond Registrar.

ARTICLE III

COVENANTS

SECTION 3.01.                 Payment of Principal, Premium, if any, and Interest.  The Issuer will duly and punctually pay the principal of and premium, if any, and interest on the

Bonds in accordance with the terms of the Bonds and this Indenture.  Amounts properly withheld under the Code by any Person from a payment to any Bondholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Bondholder for all purposes of this Indenture.

SECTION 3.02.                 Maintenance of Office or Agency.  The Issuer will maintain an office or agency where Bonds may be surrendered for registration of transfer or exchange.  The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes.  The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders.

SECTION 3.03.                 Money for Payments To Be Held in Trust.  As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section and Section 8.02.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)                                     hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)                                  give the Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Bonds) in the making of any payment required to be made with respect to the Bonds;

(iii)                               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)                                 comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be repaid to the Issuer on Issuer Request; and, subject to Section 11.18, the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so repaid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.                 Existence.  The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral.

SECTION 3.05.                 Protection of Collateral.  The Issuer will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such filings with the CPUC pursuant to the PU Code, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)                                     maintain, perfect, continue the perfection of, or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)                                  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)                               enforce any of the Collateral;

(iv)                              preserve and defend title to the Collateral and the rights of the Trustee and the Bondholders in such Collateral against the claims of all Persons and parties, including the challenge by any party to the validity or enforceability of the Financing Order, the Issuance Advice Letter or the Recovery Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the CPUC or the State of California of any of its obligations or duties under the PU Code, the Financing Order or any Advice Letter; or

(v)                                 pay any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any filings with the CPUC, financing statements, continuation statements or other instruments required pursuant to this Section, it being understood that the Trustee shall have no such obligation.

SECTION 3.06.                 Opinions as to Collateral.  (a)  On the Issuance Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, and any other requisite documents, and with respect to the execution and filing of any filings with the CPUC pursuant to the PU Code and financing statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)                                 On or before September 30 in each calendar year, while any Bonds are Outstanding, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, and any indentures supplemental hereto, and any other requisite documents and with respect to the execution and filing of any filings with the CPUC or the California Secretary of State pursuant to the PU Code, financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the CPUC or the California Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until September 30 in the following calendar year.

SECTION 3.07.                 Performance of Obligations; Servicing; SEC Filings.  (a)  The Issuer (i) will diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Sale Agreement or the Servicing Agreement.

(b)                                 The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer pursuant to the Servicing Agreement to assist the Issuer in performing its duties under this Indenture.

(c)                                  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture and in the instruments and agreements included in the Collateral, including filing or causing to be filed all filings with the CPUC pursuant to the PU Code, UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Sale Agreement and the Servicing Agreement with respect to the Recovery Property and the other Collateral in accordance with and within the time periods provided for herein and therein.

(d)                                 If the Issuer shall have knowledge of the occurrence of a Servicer Default with respect to the Recovery Property under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations with respect to the Recovery Property under the Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)                                  As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Issuer shall appoint a successor Servicer (the “Successor Servicer”) with the Trustee’s prior written consent thereto (which consent shall not be unreasonably withheld) and the CPUC’s prior written consent thereto, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee.  A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement.  If within thirty (30) days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new Servicer, the Trustee may petition the CPUC or a court of competent jurisdiction to appoint a Successor Servicer.  In connection with any such appointment, the Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 7.02 of the Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Recovery Property (such agreement to be in form and substance satisfactory to the Trustee).

(f)                                    Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify the Issuer, the Bondholders and the Rating Agencies.  As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee, the Bondholders, the CPUC and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)                                 Without derogating from the absolute nature of the assignment granted to the Trustee under this Indenture or the rights of the Trustee hereunder, the Issuer agrees that it will not, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Sale Agreement, the Servicing Agreement [or the Swap Agreement], except as provided in the Sale Agreement, the Servicing Agreement [or the Swap Agreement], respectively, or (ii) waive timely performance or observance by the Seller or the Servicer with respect to the Recovery Property under the Sale Agreement or the Servicing Agreement, respectively.  The Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect in any material respect the interests of the Holders of the Bonds outstanding at the time of any such amendment, modification, supplement or waiver.

(h)                                 The Issuer shall file with the SEC such periodic reports, if any, as are required from time to time under Section 13 of the Exchange Act.

(i)                                     The Issuer shall make all filings required under the Statute or the CUCC relating to the transfer of the ownership or security interest in the Recovery Property other than those required to be made by the Seller pursuant to the Sale Agreement.

SECTION 3.08.                 Negative Covenants.  So long as any Bonds are Outstanding, the Issuer shall not:

(i)                                     except as expressly permitted by this Indenture, the Sale Agreement or the Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the assets that constitute part of the Collateral, unless directed to do so by the Trustee in accordance with Article V;

(ii)                                  claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(iii)                               terminate its existence or dissolve or liquidate in whole or in part except in a transaction permitted by Section 3.10;

(iv)                              (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and the statutory lien pursuant to the Statute) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein (other than tax liens arising by operation of law with respect to amounts not yet due) or (C) subject to the lien arising under Section 848.3(g) of the PU Code, the Financing Order and the Issuance Advice Letter, permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral;

(v)                                 elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal income taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the equity member of the Issuer;

(vi)                              change its name or type or jurisdiction of organization, unless prior to the effective date of any such change the Issuer delivers to the Trustee such documents, filings, instruments or agreements, authorized and executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture; or

(vii)                           take any action which is expressly stated in the Basic Documents to require satisfaction of the Rating Agency Condition without satisfying the Rating Agency Condition.

SECTION 3.09.                 Annual Statement as to Compliance.  The Issuer will deliver to the Trustee and the Rating Agencies not later than September 30 of each year (commencing with September 30, 2005), an Officer’s Certificate (which need not comply with Section 11.01) stating, as to the Authorized Officer signing such Officer’s Certificate, that

(i)                                     a review of the activities of the Issuer during the preceding twelve (12) months ended June 30 (or relevant portion thereof) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)                                  to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such twelve month period (or relevant portion thereof), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10.                 Issuer May Consolidate, etc., Only on Certain Terms.  (a)  The Issuer shall not consolidate with or merge into any other Person, or sell, convey, exchange, transfer or otherwise dispose of substantially all of its properties or assets to any Person, unless

(i)                                     the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of the Issuer’s assets are sold or disposed of shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, (A) by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Bonds and the performance of the Issuer’s obligations under this Indenture on the part of the Issuer to be performed or observed, all as provided herein, and (B) by an assignment and assumption agreement, all obligations and succeeds to all of the Issuer’s rights under the Sale Agreement, the Servicing Agreement with respect to the Recovery Property [and the Swap Agreement];

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)                               the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)                              the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Servicer, the Trustee and the Rating Agencies) to the effect that such transaction (A) will not have any material adverse tax consequence to the Issuer or any Bondholder and (B) will result in the Trustee continuing to have a perfected security interest in the Collateral;

(v)                                 any action as is necessary to continue the perfection of the security interest granted by the Issuer under this Indenture shall have been taken;

(vi)                              the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (with copies to the Servicer and the Rating Agencies) each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

(vii)                           none of the Recovery Property, the Financing Order or the Seller’s, Servicer’s or Issuer’s rights under the Statute or the Financing Order are impaired thereby.

(b)                                 Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Collateral, to any Person, unless

(i)                                     the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Bonds, and (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Bonds;

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)                               the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)                              the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Bondholder;

(v)                                 any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)                              the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.                 Successor or Transferee.  (a)  Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)                                 Except as set forth in Section 6.07, upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Bonds immediately upon the delivery of written notice to the Trustee stating that the Issuer is to be so released.

SECTION 3.12.                 No Other Business.  The Issuer shall not engage in any business other than (i) financing, purchasing, owning and managing the Recovery Property and the other Collateral and issuing bonds in the manner contemplated by the Financing Order, this Indenture and the Basic Documents and activities incidental thereto and (ii) financing, purchasing, owning and managing other property authorized or contemplated by the Financing Order and any other sale agreement or any other servicing agreement authorized or contemplated by the Financing Order and activities incidental thereto.

SECTION 3.13.                 No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds and other bonds, notes or other evidences of indebtedness authorized by the Financing Order and related expenses.

SECTION 3.14.                 Servicer’s Obligations.  The Issuer shall enforce in all material respects the Servicer’s compliance with all of the Servicer’s obligations under the Servicing Agreement with respect to the Recovery Property.

SECTION 3.15.                 Guarantees, Loans, Advances and Other Liabilities.  Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement, this Indenture, [the Swap Agreement], and any similar documents relating to other bonds authorized by the

Financing Order, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16.                 Capital Expenditures.  Other than expenditures in an aggregate amount not to exceed $200,000 per series of bonds authorized to be issued by the Financing Order (including the Bonds) in any calendar year and other than as contemplated by the Sale Agreement, the Servicing Agreement, this Indenture, [the Swap Agreement] and any similar documents relating to other bonds authorized by the Financing Order, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17.                 Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(d) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Level or using any other funds that are not subject to the lien of this Indenture.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

SECTION 3.18.                 Payment by Issuer is Nonrecourse.  Any amounts due hereunder from the Issuer with respect to the Bonds shall be paid solely from the Collateral.  In the event the Collateral pledged to secure the Bonds has been exhausted and the Bonds have not been paid in full, then any and all amounts remaining due on the Bonds shall be extinguished and the Bonds cancelled.  To the extent that under any applicable law the Holder of a Bond or any owner of a security entitlement to a Bond is deemed to have an interest in assets of the Issuer other than the Collateral (“Other Issuer Assets”), such Holder or owner is deemed to have agreed that its interest in such Other Issuer Assets is fully subordinate to the claim against such Other Issuer Assets of the pledgees or grantees to which such Other Issuer Assets are pledged or granted and is further deemed to have agreed that this agreement shall constitute a subordination agreement for purpose of Section 510(a) of the United States Bankruptcy Code.

SECTION 3.19.                 Notice of Events of Default.  The Issuer agrees to give the Trustee, the CPUC and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement with respect to the Recovery Property, respectively.

SECTION 3.20.                 Further Instruments and Acts.  Upon request of the Trustee, the Issuer will authorize, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 4.01.                 Satisfaction and Discharge of Indenture; Defeasance.  (a)  This Indenture shall cease to be of further effect with respect to the Bonds and the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when

(A)                              either

(1)                                  all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

(2)                                  the Scheduled Maturity Date has occurred with respect to all Bonds not theretofore delivered to the Trustee for cancellation, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation on the Scheduled Maturity Date therefor;

(B)                                the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(C)                                the Issuer has delivered to the Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Bonds have been complied with.

(b)                                 Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16 and 3.17 and the operation of Section 5.01(iv) (“Covenant Defeasance Option”).  The Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default.  If the Issuer exercises the Covenant Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default specified in Section 5.01(iv).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Options the Trustee, on reasonable demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)                                  Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03), (vi) Sections 3.18 and 11.18 and (vii) the rights of Bondholders as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Bonds that have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full.  Thereafter, the obligations in Sections 3.18, 6.07, 4.04 and 11.18 shall survive.

SECTION 4.02.                 Conditions to Defeasance.  The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option only if:

(a)                                  the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on such Bonds to the Scheduled Maturity Dates or Redemption Date therefor, as applicable;

(b)                                 the Issuer delivers to the Trustee a report from a nationally recognized firm of Independent accountants to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Bonds (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor, (ii) if Bonds are to be redeemed, the Optional Redemption Price therefor on the Redemption Date therefor and (iii) interest when due;

(c)                                  in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 5.01(v) or (vi) occurs which is continuing at the end of the period;

(d)                                 no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)                                  in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f)                                    in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)                                 the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Bonds to the extent contemplated by this Article IV have been complied with; and

(h)                                 the Rating Agency Condition shall have been satisfied.

Before or after a deposit pursuant to this Section 4.02, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Bonds at a future date in accordance with Article X.

SECTION 4.03.                 Application of Trust Money.  All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.

SECTION 4.04.                 Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Bonds shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.01.                 Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)                                     default in the payment of any interest on any Bond when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days; or

(ii)                                  default in the payment of the then unpaid principal of any Bond of any Class on the Final Legal Maturity Date for such Class; or

(iii)                               default in the payment of the Optional Redemption Price for any Bond on the Redemption Date therefor; or

(iv)                              (a) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than those specifically described in clauses (i)-(iii) above), or (b) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which, in either case, materially adversely affects Holders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days after there shall have been given, by registered or certified mail, return receipt requested, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(v)                                 the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case or Proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or the Issuer’s property or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(vi)                              the commencement by the Issuer of a voluntary case or Proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due; or

(vii)                           a breach by the State of California or any of its agencies (including the CPUC) of the pledge set forth in Section 848.1(g) of the PU Code (the “State Pledge”).

The Issuer shall deliver to a Responsible Officer of the Trustee and the Rating Agencies, within five (5) days after an Authorized Officer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv), its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02.                 Acceleration of Maturity; Rescission and Annulment.  If an Event of Default should occur and be continuing (other than an Event of Default under Section 5.01(vii)), then and in every such case the Trustee or the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds may declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of Bonds representing a majority of the Outstanding Amount of the Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(A)                              all payments of principal of and premium, if any, and interest on all Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(B)                                all amounts paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(ii)                                  all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03.                 Collection of Indebtedness and Suits for Enforcement by Trustee.  (a)  The Issuer covenants that if (i) default is made in the payment of any interest on any Bond when the same becomes due and payable, and such default continues for a period of five (5) days, (ii) default is made in the payment of the then unpaid principal of any Bond on the Final Legal Maturity Date for such Bond or (iii) default is made in the payment of the Optional Redemption Price for any Bond on the Redemption Date therefor, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds, the whole amount then due and payable on such Bonds for principal, premium, if any, and interest, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)                                 Subject to Section 11.18, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Bonds and collect in the manner provided by law out of the Collateral, wherever situated, the moneys adjudged or decreed to be payable.

(c)                                  If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

(d)                                 In case there shall be pending, relative to the Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee, trustee in bankruptcy, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Bonds, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)                                     to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Bondholders allowed in such Proceedings;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; and

(iii)                               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Trustee on their behalf;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(e)                                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)                                    All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or other Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds.  In the case of a default in the payment of principal of and interest on the Bonds when and as the same shall become due and payable hereunder (including all grace periods), the Trustee shall be entitled to recover judgment against the Issuer for the whole amount of such principal and interest and to file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or the Collateral.

(g)                                 In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

SECTION 5.04.                 Remedies; Priorities.  (a)  If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following (subject to Section 5.05):

(i)                                     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral moneys adjudged due;

(ii)                                  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)                               exercise any remedies of a secured party under the CUCC or the Statute and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Bonds;

(iv)                              sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

(v)                                 exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement, the Servicing Agreement with respect to the Recovery Property [or against the Swap Provider under the Swap Agreement];

provided, however, that the Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), unless (A) the Holders of one hundred percent (100%) of the Outstanding Amount of the Bonds consent thereto, or (B) the proceeds of such sale or liquidation distributable to the Bondholders, together with all other funds available for such purpose, are sufficient to discharge in full all amounts then due and unpaid upon such Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(d), or (C) the Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Trustee obtains the consent of Holders of sixty-six and two-thirds percent (66-2/3%) of the Outstanding Amount of the Bonds.  In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and conclusively rely upon a certificate of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b)                                 If an Event of Default under clause (vii) of Section 5.01 shall have occurred and be continuing, the Trustee, for the benefit of the Holders, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree.

(c)                                  If the Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(d).

SECTION 5.05.                 Optional Preservation of the Collateral.  If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral.  It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Bonds, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral.  In determining whether to maintain possession of the Collateral, the Trustee may, but need not, obtain and conclusively rely upon a certificate of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

SECTION 5.06.                 Limitation of Suits.  No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)                                     such Holder previously has given written notice to the Trustee of a continuing Event of Default;

(ii)                                  the Holders of not less than a majority of the Outstanding Amount of the Bonds have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii)                               such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)                              the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Bonds;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than a majority of the Outstanding Amount of the Bonds, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.                 Unconditional Rights of Bondholders To Receive Principal, Premium, if any, and Interest.  The Holder of any Bond shall have the right, which is absolute and unconditional,  (a) to receive payment of (i) the interest, if any, on such Bond on or after the due dates thereof expressed in such Bond or in this Indenture, (ii) the unpaid principal, if any, of such Bonds on or after the Final Legal Maturity Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal and premium, if any, and interest, if any, on such Bond on or after the Redemption Date therefor and (b), subject to Section 5.06, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.                 Restoration of Rights and Remedies.  If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Issuer, the Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.                 Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.                 Delay or Omission Not a Waiver.  No delay or omission of the Trustee or any Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

SECTION 5.11.                 Control by Bondholders.  The Holders of a majority of the Outstanding Amount of the Bonds (or, if less than all Classes are affected, the affected Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Bonds or the Bonds of such Class or Classes or exercising any trust or power conferred on the Trustee with respect to the Bonds or the Bonds of such Class or Classes; provided, that

(i)                                     such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)                                  subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate the Collateral shall be by the Holders of Bonds representing not less than 100 percent of the Outstanding Amount of the Bonds;

(iii)                               if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Trustee by Holders of Bonds representing less than one hundred percent (100%) of the Outstanding Amount of the Bonds to sell or liquidate the Collateral shall be of no force and effect; and

(iv)                              the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Bondholders not consenting to such action.

SECTION 5.12.                 Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Section 5.02, the Holders of Bonds of not less than a majority of the Outstanding Amount of the Bonds may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Bonds on the Final Legal Maturity Date or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the waiver or consent of the Holder of each Bond of each Class affected.  In the case of any such waiver, the Issuer, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.                 Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10 percent (10%) of the Outstanding Amount of the Bonds or (c) any suit instituted by any Bondholder for the enforcement of the payment of (i) interest on any Bond on or after the due dates expressed in such Bond and in this Indenture, (ii) the unpaid principal, if any, of any Bond on or after the Final Legal Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and premium, if any, and interest on any Bond on or after the Redemption Date therefor.

SECTION 5.14.                 Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.                 Action on Bonds.  The Trustee’s right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral.

SECTION 5.16.                 Performance and Enforcement of Certain Obligations.  (a)  Promptly following a request from the Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement with respect to the Recovery Property, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale Agreement and the Servicing Agreement with respect to the Recovery Property, respectively.

(b)                                 If an Event of Default has occurred, the Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of sixty-six and two-thirds percent (66-2/3%) of the Outstanding Amount of the Bonds shall, subject to Article VI, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement, the Servicing Agreement with respect to the Recovery Property [, and the Swap Agreement,] respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement or the Servicing Agreement, respectively, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

THE TRUSTEE

SECTION 6.01.                 Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Sale Agreement or the Servicing Agreement.

(g)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)                                     In the event that the Trustee is also acting as Paying Agent or Bond Registrar hereunder, the protections of this Article VI shall also be afforded to such Paying Agent or Bond Registrar.

SECTION 6.02.                 Rights of Trustee.  (a)  The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent (other than its employees), attorney, custodian or nominee appointed with due care by it hereunder.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 6.03.                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Bond Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04.                 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Trustee’s certificate of authentication.

SECTION 6.05.                 Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail, as required by TIA Section 313(c), to each Holder of Bonds notice of the Default or Event of Default within ninety (90) days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of and premium, if any, or interest on any Bond, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Bondholders.

SECTION 6.06.                 Reports by Trustee to Holders.

(a)                                  So long as Bonds are Outstanding and the Trustee is the Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Trustee shall mail to each relevant current or former Holder a statement concerning certain information in its possession for the purposes of the Holder’s preparation of its federal and state income tax returns.

(b)                                 On or prior to each Payment Date or Special Payment Date therefor, the Trustee will deliver to each Holder of Bonds on such Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information as to the Bonds with respect to such Payment Date, Special Payment Date or the period since the previous Payment Date, as applicable:

(i)                                     the amount paid to Holders in respect of principal;

(ii)                                  the amount paid to Holders in respect of interest;

(iii)                               the aggregate Outstanding Amount of the Bonds, after giving effect to payments to be made in respect of principal reported under (i) above; and

(iv)                              the difference, if any, between the amount specified in subsection (iii) above and the principal amount scheduled to be outstanding on that Payment Date according to the Expected Amortization Schedule.

(c)                                  The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement with respect to the Recovery Property and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement with respect to the Recovery Property to the Rating Agencies and the CPUC.  A copy of such certificate and report may be obtained by any Bondholder by a request in writing to the Trustee.

SECTION 6.07.                 Compensation and Indemnity.

(a)                                  The Issuer shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in connection with the Bonds, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b)                                 The Issuer shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.

(c)                                  Notwithstanding any other provision of this Indenture, the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(d)                                 The Issuer’s payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.                 Resignation; Replacement of Trustee.  The Trustee may resign at any time upon thirty (30) days’ written notice to the Issuer, provided that no such resignation shall be effective until a successor trustee having the qualifications set forth in Section 6.11 has been designated and has accepted such trusteeship.  The Holders of a majority in Outstanding Amount of the Bonds may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 6.11;

(ii)                                  the Trustee is adjudged a bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Bondholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Holders of a majority in Outstanding Amount of the Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.11, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

SECTION 6.09.                 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10.                 Appointment of Co-Trustee or Separate Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any time the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee, or separate trustee, and to vest in such Persons, in such capacity and for the benefit of the Bondholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Bondholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act are to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)                               the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11.                 Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA 310(a) and Section 26(a)(i) of the Investment Company Act of 1940.  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “Baa3” or better by Moody’s and “BBB-” or better by Standard and Poor’s and Fitch.  The Trustee shall comply with TIA 310(b), including the optional provision permitted by the second sentence of TIA 310(b)(9); provided, however, that there shall be excluded from the operation of TIA 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA 310(b)(1) are met.

SECTION 6.12.                 Preferential Collection of Claims Against Issuer.  The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b).  A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated.

SECTION 6.13.                 Representations and Warranties of Trustee.  The initial Trustee hereby represents and warrants that:

(a)                                  The Trustee is a banking corporation, validly existing and in good standing under the laws of the State of New York; and

(b)                                 The Trustee has full power, authority and legal rights to execute, deliver and perform this Indenture and the Basic Documents to which the Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

ARTICLE VII

BONDHOLDERS’ LISTS AND REPORTS

SECTION 7.01.                 Issuer To Furnish Trustee Names and Addresses of Bondholders.  The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.                 Preservation of Information; Communications to Bondholders.  (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Bonds received by the Trustee in its capacity as Bond Registrar.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)                                 Bondholders may communicate pursuant to TIA 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.  In addition, upon the written request of any Holder or group of Holders evidencing not less than ten percent (10%)of the Outstanding Amount of the Bonds, the Trustee shall provide the Holder or Holders the current list of Holders for purposes of communicating with other Holders with respect to their rights hereunder.

(c)                                  The Issuer, the Trustee and the Bond Registrar shall have the protection of TIA 312(c).

SECTION 7.03.                 Reports by Issuer.  (a)  The Issuer shall:

(i)                                     so long as the Issuer is required to file such documents with the SEC, file with the Trustee, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)                                  file with the Trustee and the SEC in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)                               supply to the Trustee (and the Trustee shall transmit by mail to all Bondholders described in TIA 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.

(b)                                 Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04.                 Reports by Trustee.  If required by TIA 313(a), within sixty (60) days after September 30 of each year, commencing with the year after the issuance of the Bonds, the Trustee shall mail to each Holder of Bonds as required by TIA 313(c) a brief report dated as of such date that complies with TIA 313(a).  The Trustee also shall comply with

TIA 313(b); provided, however, that the initial report so issued shall be delivered not more than 12 months after the initial issuance of the Bonds.

A copy of each report at the time of its mailing to Bondholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Bonds are listed.  The Issuer shall notify the Trustee if and when the Bonds are listed on any stock exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01.                 Collection of Money.  Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture.  The Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.                 Collection Account.  (a)  Prior to the Issuance Date, the Issuer shall open, at the Trustee’s Corporate Trust Office, or at another Eligible Institution, a segregated trust account in the Trustee’s name for the deposit of Estimated DRC Collections, DRC Payments, and all other amounts received with respect to the Collateral [or the Swap Agreement] (the “Collection Account”).  The Collection Account will consist of four subaccounts:  a general subaccount (the “General Subaccount”), a reserve subaccount (the “Reserve Subaccount”), an overcollateralization subaccount (the “Overcollateralization Subaccount”), a capital subaccount (the “Capital Subaccount”) [and a class subaccount for the Class A-     Bonds.  Prior to depositing funds or U.S. Government Obligations in the Collection Account pursuant to Section 4.02(b), the Issuer shall establish a defeasance subaccount (“Defeasance Subaccount”) for which such funds and/or U.S. Government Obligations shall be deposited, as a subaccount of the Collection Account.  All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount.  Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level) shall be allocated to the General Subaccount.  All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein.  Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Section 8.02(c), (d) and (e).  The Collection Account shall at all times be maintained as an Eligible Deposit Account and only the Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture.  Funds in the Collection Account shall not be commingled with any other moneys.  All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral securing the Bonds as herein provided.  Money in the Defeasance Subaccount shall be invested solely in U.S. Government Obligations.

(b)                                 The Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02.  The Trustee shall also pay from the Collection Account any amounts requested to be paid by the Servicer pursuant to Section 6.11(c)(ii) of the Servicing Agreement.

(c)                                  DRC Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement.  All Indemnity Amounts shall be deposited in the General Subaccount.  All deposits to and withdrawals from the Collection Account and all allocations to the subaccounts of such Collection Account shall be made by the Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate and the Quarterly Servicer’s Certificate, as applicable.

(d)                                 On each Payment Date, the Trustee shall, first, apply all amounts on deposit in the General Subaccount and, second, apply all amounts on deposit in the Reserve Subaccount to pay or allocate the following amounts, in accordance with the Quarterly Servicer’s Certificate, in the following priority:

(i)                                     all amounts owed by the Issuer to the Trustee (including legal fees and expenses and any Indemnity Amount) shall be paid to the Trustee (subject to Section 6.07), up to $200,000 in each calendar year;

(ii)                                  all amounts owed by the Issuer to the independent directors of the Issuer in connection with their acting as directors of the Issuer shall be paid to the independent directors up to $[25,000] in each calendar year;

(iii)                               the Servicing Fee in respect of the Bonds for such Payment Date and all unpaid Servicing Fees in respect of the Bonds for prior Payment Dates shall be paid to the Servicer;

(iv)                              so long as no Event of Default shall have occurred and be continuing or would result from such payment, all other Operating Expenses and Indemnity Amounts shall be paid to the Persons entitled thereto on a Pro Rata Basis or, if such have been previously paid by the Issuer, to the Issuer in reimbursement thereof; provided, that the amount paid in any calendar year shall not exceed $400,000 (inclusive of the amounts paid under clauses (i) and (ii) above);

(v)                                 any overdue Quarterly Interest and Quarterly Interest then due on such Payment Date shall be paid to the Bondholders [and any scheduled net swap payment due to the Swap Provider under the Swap Agreement] shall be paid on a Pro Rata Basis;

(vi)                              principal due and payable on the Bonds as a result of an Event of Default and an acceleration of principal shall be paid to the Bondholders on a Pro Rata Basis;

(vii)                           principal due and payable on each Class of Bonds on the Final Legal Maturity Date (including any unpaid principal from prior Payment Dates) of such Class or upon redemption shall be paid to Bondholders of such Class;

(viii)                        Quarterly Principal for the Class of Bonds payable on such Payment Date (including any unpaid principal from prior Payment Dates) shall be paid to the Bondholders of such Class on a Pro Rata Basis, but only if all of the Bonds of a Class whose principal amortizes earlier than that Class have been paid in full;

(ix)                                the amount, if any, by which the Required Capital Level exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

(x)                                   the amount, if any, by which the Required Overcollateralization Level exceeds the amount in the Overcollateralization Subaccount as of such Payment Date shall be allocated to the Overcollateralization Subaccount;

(xi)                                [any termination payment payable under the Swap Agreement due to (a) failure to pay as a result of insufficient collections of the DRC Charge up to $[70,000,000]; (b) breach of the Swap Agreement by the Issuer or the Trustee up to $[70,000,000;] (c) bankruptcy of the Issuer; (d) the Issuer’s merger without assumption of the obligations hereunder; or (e) failure or termination of the security interest of the Trustee under this Indenture; any other swap termination payment is payable after all Bonds of that Series have been paid in full;]

(xii)                             unpaid Operating Expenses and Indemnity Amounts not paid under clauses (i), (ii) and (iv) above shall be paid to the Persons entitled thereto or, if such have been previously paid by the Issuer, to the Issuer in reimbursement thereof on a Pro Rata Basis;

(xiii)                          if there is a positive balance after making the foregoing payments or allocations, the Trustee shall release to the Issuer an amount not to exceed the lesser of such balance and the investment earnings on amounts in the Capital Subaccount, free and clear of the lien of this Indenture; and

(xiv)                         the balance, if any, shall be allocated to the Reserve Subaccount for distribution on subsequent Payment Dates.

After principal of and premium, if any, and interest on all Bonds, and all of the other foregoing amounts in clauses (i) through (xiv) above have been paid in full, the balance, if any, in the Collection Account (including all amounts in all subaccounts therein) shall, [first, be applied to fund any remaining termination payment under the Swap Agreement, and, second,] be paid to the Issuer, free and clear of the lien of this Indenture.

“Pro Rata Basis” means with respect to any Class of Bonds a ratio, (A) [in the case of clause (d)(v) above, the numerator of which is the aggregate amount of interest payable or the net amount payable to the Swap Provider, as applicable, with respect to such Class on such Payment Date and the denominator of which is the sum of the aggregate amounts of interest payable with respect to all Outstanding Classes on such Payment Date, and the net amount payable to the Swap Provider; (B)] in the case of clauses (d)(vi) and (viii) above, the numerator of which is the aggregate amount of principal to be paid or payable pursuant to each such clause with respect to such Class on such Payment Date and the denominator of which is the sum of the aggregate amounts of principal to be paid or payable pursuant to each such clause with respect to all Outstanding Classes on such Payment Date and [(C)] in the case of clauses d(iv) and d(xii) above, with respect to each Person entitled to payment, the numerator of which is the amount payable to that Person under that clause on such payment date and the denominator of which is the sum of the aggregate amounts to be paid or payable to all Persons under that clause on such payment date.

(e)                                  If on any Payment Date funds on deposit in the General Subaccount and Reserve Subaccount are insufficient to make the payments contemplated by clauses (i) through (viii) of Section 8.02(d) above, the Trustee shall (i) first, draw from amounts on deposit in the Overcollateralization Subaccount and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (viii) of Section 8.02(d).  Funds in such subaccounts may not be used for any other purpose, except as expressly provided herein.

(f)                                    On the Issuance Date, the Issuer shall deposit $                    into the Capital Subaccount.

(g)                                 Notwithstanding anything to the contrary contained in this Indenture, failure to have sufficient funds available to maintain the Required Overcollaterization Level or the Required Capital Level will not constitute a Default or an Event of Default hereunder.

SECTION 8.03.                 General Provisions Regarding the Collection Account.  (a)  So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Trustee upon Issuer Order; provided, however, that such Eligible Investments shall not (i) mature later than the Business Day prior to the next Payment Date, or (ii) be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof (unless they are in default).  All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Trustee in the General Subaccount, and any loss resulting from such investments shall be charged to the General Subaccount.  In no event shall the Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.  The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

(b)                                 Subject to Section 6.01(c), the Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee’s failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)                                  If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing but the Bonds shall not have been declared due and payable pursuant to Section 5.02; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more investments which qualify as investments in money market funds described under paragraph (d) of the definition of Eligible Investments.

SECTION 8.04.                 Deposit of Excess Costs of Issuance.  Within six (6) months after the Closing Date, the Issuer shall notify and transfer to the Trustee for deposit into the Reserve Subaccount proceeds from the sale of the Bonds held by it to pay for costs of issuance with respect to the Bonds but that are not needed to pay for such costs of issuance, together with interest thereon.

SECTION 8.05.                 Release of Collateral.  (a)  The Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)                                 The Trustee shall, at such time as there are no Bonds Outstanding, release any remaining portion of the Collateral from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account.  The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

SECTION 8.06.                 Opinion of Counsel.  The Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Bonds or the rights of the Bondholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.  The provisions of this Section shall not apply to releases described in Section 8.02(d).

SECTION 8.07.                 Reports by Independent Accountants.  As of the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture.  In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by such firm the Issuer shall provide written notice thereof to the Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation.  If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within fifteen (15)  days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing.  If the Issuer shall not have appointed a successor within ten (10) days thereafter the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation; provided, that the Trustee shall have no liability with respect to such appointment if the Trustee acted with due care with respect thereto.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01.                 Supplemental Indentures Without Consent of Bondholders.  (a)  Without the consent of the Holders of any Bonds but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     to correct or amplify the description of the Collateral at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee the Collateral subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)                                  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

(iii)                               to add to the covenants of the Issuer, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon the Issuer;

(iv)                              to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(v)                                 to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that (A) such action shall not adversely affect in any material respect the interests of the Holders of the Bonds and (B) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi)                              to evidence the succession, in compliance with this Indenture, of another Person to the Trustee and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii)                           to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)                                 The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Bonds, enter into an indenture or indentures supplemental hereto; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Bondholders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.                 Supplemental Indentures with Consent of Bondholders.  The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds or of Holders of not less than a majority of the Outstanding Amount of the Bonds of each Class to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby, or of the Holder of each Outstanding Bonds of each Class affected thereby:

(i)                                     change the date of payment of any installment of principal of or premium, if any, or interest on any Bond, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof (or, in the case of optional redemption, on or after the Redemption Date);

(ii)                                  reduce the percentage of the Outstanding Amount of the Bonds or of a Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)                               modify or alter the provisions of the proviso to the definition of the term “Outstanding;”

(iv)                              reduce the percentage of the Outstanding Amount of the Bonds required to direct the Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(v)                                 modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

(vi)                              modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation);

(vii)                           permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the lien of this Indenture; or

(viii)                        cause any material adverse federal income tax consequence to the Seller, the Issuer, the members of the Issuer, the Trustee or the then existing Holders.

The Trustee may in its discretion determine whether or not any Bonds of a Class would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds of such Class, whether theretofore or thereafter authenticated and delivered hereunder.  The Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Rating Agencies and the Holders of the Bonds to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.                 Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.04.                 Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Class of Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05.                 Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.06.                 Reference in Bonds to Supplemental Indentures.  Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

ARTICLE X

REDEMPTION OF BONDS

SECTION 10.01.           Optional Redemption by Issuer.  The Issuer may, at its option, redeem in whole, but not in part, the Bonds on any date after the latest Scheduled Maturity Date of all Classes of Bonds, but only if the Outstanding Amount of any such Bonds on or before the Redemption Date is less than or equal to five percent (5%) of the initial principal amount thereof.  The redemption price in any case shall be equal to the outstanding principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon at the Bond Interest Rate to the Redemption Date (such price being called the “Optional Redemption Price”).  The Issuer may only release Bonds pursuant to this Section 10.01 if the Issuer has adequate funds to do so and if such exercise would not cause the Issuer to be insolvent.  If the Issuer shall elect to redeem the Bonds pursuant to this Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Trustee and the Rating Agencies not later than twenty-five (25) days nor more than fifty (50) days prior to the Redemption Date and shall deposit with the Trustee not later than one (1) Business Day prior to the Redemption Date the Redemption Price of the Bonds to be redeemed whereupon all such Bonds shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Bonds pursuant to this Section 10.01.

SECTION 10.02.           Form of Optional Redemption Notice.  Notice of redemption under Section 10.01 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five (5) days nor more than forty-five (45) days prior to the Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the Redemption Date at such Holder’s address appearing in the Bond Register.

All notices of redemption shall state:

(1)                                  the Redemption Date;

(2)                                  the Optional Redemption Price; and

(3)                                  the place where such Bonds are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

Notice of redemption of the Bonds to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

SECTION 10.03.           Bonds Payable on Redemption Date or Payment Date.  Notice of redemption having been given as provided in Section 10.02 hereof, the Bonds to be redeemed shall on the Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

SECTION 10.04.           Purchase in Lieu of Redemption.

(a)                                  In the event that the Bonds are called for optional redemption pursuant to Section 10.01 of this Indenture, such Bonds, or any portion thereof, may be purchased in lieu of redemption, at the direction of the Issuer or its designee on the Purchase in Lieu of Redemption Date therefor at a purchase price equal to the principal amount thereof, plus any premium payable with respect to such Bonds if such Bonds were redeemed on such Purchase in Lieu of Redemption Date, plus accrued interest, if any, thereon to, but not including, such Purchase in Lieu of Redemption Date.  In the event the Issuer or its designee desires to cause a purchase of Bonds that have previously been called for redemption, then not less than one Business Day prior to the designated Purchase in Lieu of Redemption Date, the Issuer shall give written notice to the Trustee of the aggregate principal amount of Bonds for which an election to purchase pursuant to this Section 10.04 is being made.  Bonds to be purchased as described above shall be purchased with funds of the Issuer or its designee which shall be deposited, notwithstanding anything contained herein to the contrary, to the Collection Account on or before the applicable Purchase in Lieu of Redemption Date.  Bonds to be purchased but which are not delivered to the Trustee on the Purchase in Lieu of Redemption Date shall be deemed to have been purchased pursuant to the provisions of this Section 10.04.  Bonds purchased in lieu of redemption pursuant to this Section 10.04 shall be deemed to be purchased by the Issuer or its designee, as the case may be, and the Issuer or its designee, as applicable, shall be the owner of such Bonds for all purposes under this Indenture, and interest accruing on such Bonds on and after the Purchase in Lieu of Redemption Date shall be payable solely to Issuer or its designee, as applicable.  In any such event, the Trustee shall authenticate (and the Issuer shall execute, if necessary) and deliver to the Issuer or its designee, as applicable, a new Bond as provided in Section 2.05.

(b)                                 It is the intention of the parties hereto that the purchase of the Bonds pursuant to this Section 10.04 shall not constitute a prepayment of the Bonds or a merger or extinguishment of the indebtedness of the Issuer thereunder or the Bonds so purchased and that such Bonds shall for all purposes be regarded as Outstanding hereunder.

(c)                                  Notwithstanding any other provision of this Indenture, in the event that the Issuer or its designee purchases all of the Outstanding Bonds by the purchase in lieu of redemption of all of the Outstanding Bonds pursuant to this Section 10.04 or otherwise, any such Bonds shall not be remarketed or otherwise transferred, assigned or sold to any person other than the Issuer or its designee, except with the prior written approval of the Issuer.

(d)                                 If money sufficient to pay the purchase price of Bonds to be purchased pursuant to this Section 10.04 shall be held by the Trustee on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Trustee, and neither the former Holder of such Bonds nor any other person shall have any claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof.

(e)                                  In the event of non-delivery of any Bond to be purchased pursuant to this Section 10.04, the Trustee shall segregate and hold uninvested the money for the purchase price of such Bonds in trust, without liability for interest thereon, for the benefit of the former Holders of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such money for the satisfaction of any claim for the purchase price of such Bonds.  Subject to applicable laws with respect to escheat of funds, any money which the Trustee shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two (2) years after the date of purchase shall be paid, upon the Issuer’s written request, to the Issuer.  After the payment of such unclaimed money to the Issuer, the former Holder of such Bond shall look only to the Issuer for the payment thereof.

(f)                                    In the event that Issuer or its designee exercises its right to purchase Bonds in lieu of redemption pursuant to this Section 10.04, the Trustee agrees to accept and hold all Bonds delivered to it for purchase in lieu of redemption in trust for the benefit of the respective Bondholders which shall have so delivered such Bonds until the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Holders pursuant to this Section 10.04.  Any Bonds registered for transfer to the Issuer or its designee, as the case may be, and delivered to the Trustee pursuant to this Section 10.04 shall, after payment of the purchase price therefor, be held in trust by the Trustee for the benefit of the Issuer or its designee, as applicable, until delivery to the Issuer.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.           Compliance Certificates and Opinions, etc.  (a)  Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)                                 (i)  Prior to the deposit of any Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)                                  Whenever the Issuer is required to furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent (10%) or more of the Outstanding Amount of the Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent (1%) of the Outstanding Amount of the Bonds.

(iii)                               Whenever any property or securities are to be released from the lien of this Indenture other than pursuant to Section 8.02(d), the Issuer shall also furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)                              Whenever the Issuer is required to furnish to the Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to the Bonds or securities released from the lien of this Indenture (other than pursuant to Section 8.02(d) hereof) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals ten percent (10%) or more of the Outstanding Amount of the Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent (1%) of the then Outstanding Amount of the Bonds.

(v)                                 Notwithstanding Section 2.11, Section 8.05, Section 8.06, or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Recovery Property and the other Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Accounts as and to the extent permitted or required by the Basic Documents.

SECTION 11.02.           Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.03.           Acts of Bondholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Bondholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

(c)                                  The ownership of Bonds shall be proved by the Bond Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

SECTION 11.04.           Notices, etc., to Trustee, Issuer and Rating Agencies.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(i)                                     the Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Trustee at its Corporate Trust Office, or

(ii)                                  the Issuer by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to:  PG&E Energy Recovery Funding LLC, 245 Market Street, Room 424, San Francisco, California 94105, Attention:  President, or at any other address previously furnished in writing to the Trustee by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Bondholders to the Trustee.

(b)                                 Notices required to be given to the Rating Agencies by the Issuer or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody’s, to:  Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; telephone: (212) 553-3686, facsimile (212) 553-0573, (ii) in the case of Standard & Poor’s, to:  Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; telephone: (212) 438-2000, facsimile: (212) 438-2665, (iii) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention of ABS Surveillance; telephone: (212) 908-0500, facsimile: (212) 908-0355, (iv) in the case of the CPUC, to California Public Utilities Commission, 505 Van Ness Avenue, San Francisco, CA 94102, Attention of General Counsel and (v) to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.05.           Notices to Bondholders; Waiver.  Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Bondholder affected by such event, at such Bondholder’s address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Bondholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 11.06.           Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.07.           Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.08.           Successors and Assigns.  All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.09.           Separability.  In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.10.           Benefits of Indenture.  Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.11.           Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.12.           Governing Law.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.13.           Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.14.           Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

SECTION 11.15.           No Liability.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee or any member of the Issuer in its individual capacity, (ii) any owner of a membership interest in the Issuer or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Trustee, any member of the Issuer or any owner of a membership interest in the Issuer in their respective individual capacities, or of any successor or assign of any of them in their respective individual capacities, except as any such Person may have expressly agreed (it being understood that the neither the Trustee nor any member of the Issuer has any such obligations in their respective individual or corporate capacities).

SECTION 11.16.           No Recourse to Issuer.  Notwithstanding any provision of this Indenture to the contrary, Bondholders shall have no recourse against the Issuer, but shall look only to the Collateral, with respect to any amounts due to the Bondholders hereunder.

SECTION 11.17.           Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit, subject to the requirements of applicable law and the CPUC Regulations, any representative of the Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information and are not subject to a duty of confidentiality, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Indenture or the Basic Documents approved in advance by the Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided, that such parties agree to be bound by the confidentiality provisions contained in this Section 11.17, or (iii) any other disclosure authorized by the Issuer.

SECTION 11.18.           No Petition.  The Trustee, by entering into this Indenture, and each Holder, by accepting a Bond (or interest therein) issued hereunder, hereby covenant and agree, and each owner of a security entitlement to a Bond, by accepting such security entitlement, is deemed to covenant and agree, with the Issuer and each other that notwithstanding any prior termination of all indentures for all bonds authorized to be issued by the Financing Order, but subject to the CPUC’s right to order the sequestration and payment of revenues arising with respect to the Recovery Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Recovery Property pursuant to Section 848.3(e) and (g) of the PU Code, they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer.  The Trustee and each Holder hereby further covenant and agree, and each owner of a security entitlement to a Bond is hereby deemed to covenant and agree, with the Issuer and each other that they shall not cooperate with or encourage others to file a bankruptcy petition against the Issuer during the same period.  Nothing in this paragraph shall preclude, or be deemed to estop, such Holder or owner of a security entitlement (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a person other than such Holder or owner of a security entitlement and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) or owner of a security entitlement under or pursuant to any such law, or (B) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 11.19.           No Premium.  Notwithstanding any other provision of this Indenture or any Bond, no premium is payable by the Issuer under any circumstances with respect to any Bond.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the date first above written.

PG&E ENERGY RECOVERY FUNDING LLC,

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee,

By:
Name:
Title:

EXHIBIT A

FORM OF BOND

SEE REVERSE FOR CERTAIN DEFINITIONS

[FACE OF BOND]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO THE NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR BY THE CLEARING AGENCY OR ANY SUCH NOMINEE TO A SUCCESSOR CLEARING AGENCY OR A NOMINEE OF THE SUCCESSOR CLEARING AGENCY.  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE HOLDER OF THIS BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE COLLATERAL, AS DESCRIBED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER.  IN THE EVENT THE COLLATERAL PLEDGED TO SECURE THIS BOND HAS BEEN EXHAUSTED AND THIS BOND HAS NOT BEEN PAID IN FULL, THEN ANY AND ALL AMOUNTS REMAINING DUE ON THIS BOND SHALL BE EXTINGUISHED AND THIS BOND SHALL BE CANCELLED.  TO THE EXTENT THAT UNDER ANY APPLICABLE LAW THE HOLDER OF THIS BOND OR THE OWNER OF A SECURITY ENTITLEMENT HERETO IS DEEMED TO HAVE AN INTEREST IN OTHER ISSUER ASSETS, THE HOLDER HEREOF AND THE OWNER OF A SECURITY ENTITLEMENT HERETO ARE EACH DEEMED TO HAVE AGREED THAT THEIR INTEREST IN SUCH OTHER ISSUER ASSETS IS FULLY SUBORDINATE TO THE CLAIM AGAINST SUCH OTHER ISSUER ASSETS OF THE PLEDGEES OR GRANTEES TO WHICH SUCH OTHER ISSUER ASSETS ARE PLEDGED OR GRANTED AND ARE FURTHER DEEMED TO HAVE AGREED THAT THIS AGREEMENT SHALL CONSTITUTE A SUBORDINATION AGREEMENT FOR PURPOSE OF SECTION 510(a) OF THE UNITED STATES BANKRUPTCY CODE.

THE HOLDER OF THIS BOND, BY ACCEPTING THIS BOND, HEREBY COVENANTS AND AGREES, AND EACH OWNER OF A SECURITY ENTITLEMENT HERETO, BY ACCEPTING SUCH SECURITY ENTITLEMENT, IS DEEMED TO COVENANT AND AGREE, WITH THE ISSUER, THE TRUSTEE AND EACH OTHER THAT NOTWITHSTANDING ANY PRIOR TERMINATION OF THE INDENTURE, BUT SUBJECT TO THE CPUC’S RIGHT TO ORDER THE SEQUESTRATION AND PAYMENT OF REVENUES ARISING WITH RESPECT TO THE RECOVERY PROPERTY NOTWITHSTANDING ANY BANKRUPTCY, REORGANIZATION OR OTHER INSOLVENCY PROCEEDINGS WITH RESPECT TO THE DEBTOR, PLEDGOR OR TRANSFEROR OF THE

RECOVERY PROPERTY PURSUANT TO SECTION 848.3(e) AND (g) OF THE PU CODE, THEY SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF THE ISSUER OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE ISSUER.  THE HOLDER OF THIS BOND HEREBY FURTHER COVENANTS AND AGREES, AND EACH OWNER OF A SECURITY ENTITLEMENT HERETO IS HEREBY DEEMED TO COVENANT AND AGREE, WITH THE ISSUER, THE TRUSTEE AND EACH OTHER THAT THEY SHALL NOT COOPERATE WITH OR ENCOURAGE OTHERS TO FILE A BANKRUPTCY PETITION AGAINST THE ISSUER DURING THE SAME PERIOD.  NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, THE HOLDER OF THIS BOND OR OWNER OF A SECURITY ENTITLEMENT HERETO (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN THE HOLDER OF THIS BOND OR OWNER OF A SECURITY ENTITLEMENT HERETO AND IS NOT JOINED IN BY THE HOLDER OF THIS BOND (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) OR OWNER OF A SECURITY ENTITLEMENT HERETO UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS BOND.

REGISTERED	$
No.
CUSIP NO.

PG&E ENERGY RECOVERY FUNDING LLC

ENERGY RECOVERY BONDS, SERIES 2005-1, CLASS A-    .

Bond Interest Rate	Original Principal Amount	Final Legal Maturity Date

PG&E Energy Recovery Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Legal Maturity Date and to pay interest, at the Bond Interest Rate shown above, on each March 25, June 25, September 25 and December 26 or if any such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing on the Payment Date in             , 2005 and continuing until the

earlier of the payment of the principal hereof and the Final Legal Maturity Date, on the principal amount of this Class A-     Bond.  Interest on this Class A-     Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from               , 2005.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Such principal of and interest on this Class A-     Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A-     Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Class A-     Bond shall be applied first to interest due and payable on this Class A-     Bond as provided above and then to the unpaid principal of and premium, if any, on this Class A-     Bond, all in the manner set forth in Section 8.02 of the Indenture.

Reference is made to the further provisions of this Class A-     Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-     Bond.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-     Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

PG&E ENERGY RECOVERY FUNDING LLC

By
Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Class A-     Bond is one of the Bonds of the Series 2005-1 Bonds, designated above and referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity but solely as Trustee

By:
Authorized Signatory

[REVERSE OF BOND]

This Series 2005-1, Class A-     Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Energy Recovery Bonds, Series 2005-1 (herein called the “Bonds”), issued in            Classes, including Class A-     (herein called the “Class A-     Bonds”) of which this Class A-     Bond represents an interest, all issued under an Indenture dated as of           , 2005, (herein referred to as the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Bonds.  All terms used in this Class A-     Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Class A-     Bonds and the other Classes of Series 2005-1 Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

Pursuant to subdivision (g) of Section 848.1 of the California Public Utilities Code, the State of California (the “State”) has pledged and agreed with the recovery corporation (as defined in subdivision (h) of Section 848 of the California Public Utilities Code), the owners of the Recovery Property and Holders that the State shall neither limit nor alter the DRC Charge, the Recovery Property, the Financing Order or any rights thereunder until the Bonds, together with the interest thereon, are fully paid and discharged; provided, that nothing contained in that section shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the recovery corporation, the owners of the Recovery Property and Holders.

The principal of this Class A-     Bond shall be payable on each Payment Date, commencing on the Payment Date in             , 2005, only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Indenture as Schedule A, unless payable earlier either because (x) an Event of Default (except for a breach of the State pledge described in the immediately preceding paragraph) shall have occurred and be continuing and the Trustee or the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture), or (y) the Issuer, at its option, shall have called for the redemption of the Series 2005-1 Bonds pursuant to Section 10.01 of the Indenture.  However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture.  The entire unpaid principal amount of this Class A-     Bond shall be due and payable on the earlier of the Final Legal Maturity Date hereof and the optional Redemption Date, if any, herefor.  Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default (except for a breach of the State pledge described in the immediately preceding paragraph) shall have occurred and be continuing and the Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture).  All principal payments on the Class A-     Bonds shall be made pro rata to the Class A-     Bondholders entitled thereto based on the respective principal amounts of the Class A-     Bonds held by them.

Payments of interest on this Class A-     Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-     Bond (or one or more Predecessor Bonds) on the Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture, except that with respect to Bonds registered on the Record Date in the name of the Clearing Agency or its nominee, payments will be made by wire transfer in immediately available funds to the account designated by the Clearing Agency and except for the final installment of principal and premium, if any, payable with respect to this Class A-     Bond on a Payment Date which shall be payable as provided below.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Class A-     Bond be submitted for notation of payment.  Any reduction in the

principal amount of this Class A-     Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-     Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-     Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class A-     Bond and shall specify the place where this Class A-     Bond may be presented and surrendered for payment of such installment.

As provided in the Indenture, the Bonds, including the Class A-     Bonds, may be redeemed, in whole but not in part, at the option of the Issuer, on any date after the latest Scheduled Maturity Date of all Classes of Bonds, at the Optional Redemption Price but only if the Outstanding Amount of the Bonds on or before the Redemption Date is less than or equal to five percent of the initial principal amount thereof.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-     Bond may be registered on the Bond Register upon surrender of this Class A-     Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee, and (b) such other documents as the Trustee may require, and thereupon one or more new Class A-     Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Class A-     Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.06 of the Indenture not involving any transfer.

The Issuer shall not be required to make and the Bond Registrar need not register transfers or exchanges of Bonds selected for redemption or of any Bond for a period of 15 days preceding the due date for any payment with respect to such Bond.

Each Bondholder, by acceptance of a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or any member of the Issuer in its individual capacity (ii) any owner of a membership interest in the Issuer or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Trustee, any member of the Issuer or any owner of a membership interest in the Issuer in their respective individual capacities or of any successor or assign of any of them in their respective individual capacities, except as any such Person may have expressly agreed (it being understood that neither the Trustee nor any Member has any such obligations in their respective individual or corporate capacities).

Prior to the due presentment for registration of transfer of this Class A-     Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-     Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class A-     Bond and for all other purposes whatsoever, whether or not this Class A-     Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of all Holders or Holders of an affected Class under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Bonds at the time Outstanding or of the Holders representing a majority of the Outstanding Amount of such affected Class, as applicable.  The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Outstanding Amount of the Bonds, on behalf of the

Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Class A-     Bond (or any one of more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-     Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-     Bond.  The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Bonds issued thereunder.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Class A-     Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Class A-     Bond.

The term “Issuer” as used in this Class A-     Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Bonds under the Indenture.

The Class A-     Bonds are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A-     Bond, the Indenture shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Class A-     Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-     Bond at the times, place, and rate, and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A-     Bond and all rights thereunder, and hereby irrevocably constitutes and appoints          , attorney, to transfer said Class A-     Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-     Bond in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

EXPECTED AMORTIZATION SCHEDULE

Outstanding Principal Balance
Payment Date	Class A-1	Class A-2	Class A-3	Class A-4

SCHEDULE B

REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

Payment Date	Required Overcollateralization Level